UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2003

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation of organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Item 5. Other Events
SIGNATURES
INDEX TO EXHIBITS
Exhibit 23.1
Exhibit 99.1
Exhibit 99.2

Item 5. Other Events.

     Sunrise Senior Living, Inc. (“Sunrise”) is re-issuing in an updated format its historical financial statements in connection with the adoption of Statement of Financial Accounting Standards No. 145, Recission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS 145).

     During 2002 and 2001, Sunrise recognized extraordinary gains and losses associated with the early extinguishment of debt. In compliance with SFAS 145, these extraordinary gains and losses have been reclassified to interest expense in the consolidated statements of operations for each of the two years ended December 31, 2002. This reclassification has no effect on Sunrise’s reported net income.

     Sunrise elected to re-issue these historical financial statements at this time in preparation for the filing of a registration statement on Form S-8 for its 2003 stock option and restricted stock plan approved by shareholders at Sunrise’s annual meeting of shareholders held on May 12, 2003. This Report on Form 8-K updates Items 6, 7 and 8 of Sunrise’s Form 10-K to reflect the extraordinary gains and losses related to the early extinguishment of debt as interest expense.

     In addition to the changes referred to above with respect to the adoption of SFAS 145, additional disclosure has been added to these financial statements regarding the reclassification of certain cash flows in the 2001 and 2000 statement of cash flows.

     All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)

Date: August 11, 2003	By:	/s/ Larry E. Hulse

Larry E. Hulse Chief Financial Officer

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INDEX TO EXHIBITS

Attached as exhibits to this form are the documents listed below:

Exhibit No.	Exhibit Name

23.1	Consent of Independent Auditors

99.1	Selected Financial Data Management’s Discussion and Analysis of Financial Condition and Results of Operations Financial Statements

99.2	Computation of Earnings to Fixed Charges

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